UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐  Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 12, 2026

IMPORTANT UPDATE: Vote your Putnam Sustainable Leaders Shares Now

RE: Special Shareholder Meeting Adjourned to November 10, 2026, 11:00 a.m. ET

Dear Valued Shareholder:

The special shareholder meeting for Putnam Sustainable Leaders Fund has been adjourned to November 10, 2026, and your vote is needed now more than ever.

We Still Haven’t Received Your Vote

Acting now ensures your shares are represented and will stop further outreach from EQ Fund Solutions (EQFS), the fund’s proxy agent, about this proposal.

If approved, the proposed new advisory agreement and the repositioning of your Putnam Sustainable Leaders Fund from a sustainable large-cap equity fund to a mid-cap equity fund is expected to:

•	Simplify pricing
•	Expand its distribution
•	Lift certain investment constraints

Vote now using one of these four options, all noted on your enclosed proxy card:

Online: Visit the website.

Phone: Call the number and follow the automated prompts.

Mobile: Scan the QR code.

US Mail: Complete, sign, and date then return in the envelope provided.

For more information about the proposal, refer to the proxy statement previously mailed in August or access it at vote.proxyonline.com/franklin/docs.

Questions? Contact EQFS at (800) 290-6432. Proxy specialists are available Monday through Friday from 9 a.m. to 10 p.m. ET and Saturday from 10 a.m. to 6 p.m. ET.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann
President	Chair
The Putnam Funds	Board of Trustees
The Putnam Funds